Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Jumia Technologies AG of our reports dated February 24, 2026, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in Jumia Technologies AG’s Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Forvis Mazars SA

Levallois-Perret, France

August 28th, 2026

Forvis Mazars	1